As filed with the Securities and Exchange Commission on July 27, 2020

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TEXTRON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0315468
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

40 Westminster Street

Providence, Rhode Island 02903

(Address of Principal Executive Offices)

Textron Savings Plan

Textron Canada Savings Plan

(Full Title of the Plan)

Jayne M. Donegan

Executive General Counsel

Textron Inc.

40 Westminster Street

Providence, Rhode Island 02903

(Name and Address of Agent for Service)

401-421-2800

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   ☒

Accelerated filer   ☐

Non-accelerated filer   ☐

Smaller reporting company   ☐

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock .125 par value per share	25,000,000 shares	$32.98	$824,500,000	$107,020.10

(1)	This registration statement includes 24,500,000 shares of common stock with respect to the Textron Savings Plan and 500,000 shares with respect to the Textron Canada Savings Plan. Such presently indeterminable number of additional shares of common stock is also registered hereunder as may be issued to prevent dilution resulting from stock splits, stock dividends or other similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Act”), on the average of the high and low prices per share of Textron's Common Stock reported on the New York Stock Exchange on July 20, 2020 (rounded up to the nearest cent).

INTRODUCTION

This registration statement on Form S-8 is filed with the Securities and Exchange Commission by Textron Inc. (“Textron”); it relates to the registration of additional securities of the same class as other securities for which a registration statement is effective relating to the Textron Savings Plan (“TSP”) and the Textron Canada Savings Plan (“TCSP”). Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, this registration statement also incorporates by reference Textron’s registration statement on Form S-8 (Registration No. 333-197690, filed on July 28, 2014) relating to an aggregate of 20,000,000 shares of Textron’s common stock, par value $.125 per share (“Common Stock”) issuable under the TSP and the TCSP, plus an indeterminate amount of interests to be offered and sold pursuant to the TSP. This Registration Statement relates to an additional (i) 24,500,000 shares of Common Stock to be offered and sold under the TSP and (ii) 500,000 shares of Common Stock to be offered and sold under the TCSP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Except as otherwise provided herein, the contents of Textron’s registration statement on Form S-8 (Registration No. 333-197690), filed with the Securities and Exchange Commission on July 31, 2009, are incorporated by reference herein.

The following documents are incorporated by reference in this registration statement although we are not incorporating any information that we are deemed to furnish and not file in any of our Current Reports on Form 8-K filed in accordance with SEC rules:

(a)          The Textron Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2019 and Textron’s Annual Report on Form 10-K for the fiscal year ended January 4, 2020;

(b)          Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2020.

(c)          Textron’s Current Reports on Form 8-K filed on January 15, 2020, March 17, 2020, April 2, 2020 (except to the extent deemed furnished and not filed) and June 18, 2020;

(d)         All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(e)          The description of Textron’s Common Stock which is filed as Exhibit 4.6 to Textron’s Annual Report on Form 10-K for the fiscal year ended January 4, 2020 and the description of the Common Stock contained in the registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

All documents subsequently filed by Textron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits

4.1	Restated Certificate of Incorporation of Textron. Incorporated by reference to Exhibit 3.1 to Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010.

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Textron, filed with the Secretary of State of Delaware on April 27, 2011, incorporated into this registration statement by reference to Exhibit 3.1 to Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011.

4.3	Amended and Restated By-Laws of Textron, effective April 28, 2010, and as further amended April 27, 2011, July 23, 2013, February 25, 2015 and December 6, 2016, incorporated into this registration statement by reference to Exhibit 3.2 to Textron’s Current Report on Form 8-K filed on December 8, 2016.

5	Legal Opinion of Jayne M. Donegan, Executive Counsel.

Note: Textron undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jayne M. Donegan is included in her legal opinion filed as Exhibit 5 hereof.

24	Power of Attorney (included on the signature page hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 27th day of July, 2020.

TEXTRON INC.
(Registrant)

By:	/s/ Frank T. Connor
Frank T. Connor,
Executive Vice President
And Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints E. Robert Lupone, Jayne M. Donegan and Ann T. Willaman, and each of them acting individually, as his or her attorney in fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott C. Donnelly	Chairman, President, Chief Executive Officer and Director	July 27, 2020
Scott C. Donnelly	(principal executive officer)

/s/ Kathleen M. Bader	Director	July 27, 2020
Kathleen M. Bader

/s/ R. Kerry Clark	Director	July 27, 2020
R. Kerry Clark

/s/ James T. Conway	Director	July 27, 2020
James T. Conway

/s/ Paul E. Gagné	Director	July 27, 2020
Paul E. Gagné

/s/ Ralph D. Heath	Director	July 27, 2020
Ralph D. Heath

/s/ Deborah Lee James	Director	July 27, 2020
Deborah Lee James

/s/ Lionel L. Nowell III	Director	July 27, 2020
Lionel L. Nowell III

/s/ James L. Ziemer	Director	July 27, 2020
James L. Ziemer

/s/ Maria T. Zuber	Director	July 27, 2020
Maria T. Zuber

/s/ Frank T. Connor	Executive Vice President and Chief Financial Officer	July 27, 2020
Frank T. Connor	(principal financial officer)

/s/ Mark S. Bamford	Vice President and Corporate Controller	July 27, 2020
Mark S. Bamford	(principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, Textron Inc., as Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Providence, State of Rhode Island on July 27, 2020.

TEXTRON INC., as Plan Administrator for
the Textron Savings Plan and for the
Textron Canada Savings Plan

By:	/s/ Frank T. Connor
Frank T. Connor,
Executive Vice President
And Chief Financial Officer

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